Exhibit 99.1

NEWS RELEASE

Contact:	Stacy Feit Investor Relations Tel: 213-486-6549 Email: investor_relations@mflex.com

MFLEX ANNOUNCES FOURTH QUARTER AND

FULL-YEAR 2015 FINANCIAL RESULTS

Sixth consecutive quarter of strong profitability; Exited 2015 with record cash balance of $214 million

Irvine, CA, February 4, 2016 – Multi-Fineline Electronix, Inc. (NASDAQ: MFLX), a leading global provider of high-quality, technologically advanced flexible printed circuits and assemblies, today reported financial results for its fourth quarter and full-year ended December 31, 2015. Fourth quarter 2015 net income was $10.4 million, or $0.41 per diluted share, compared to $16.0 million, or $0.65 per diluted share, in the same period last year.

Net sales for fourth quarter 2015 were $169.0 million, compared to $210.0 million for the same period last year. The decline was mainly attributable to softness in the tablet and smartphone markets.

Gross margin for the quarter was 11.8 percent, compared to 14.5 percent in the same period of the prior year. The decline was primarily due to lower overhead absorption as a result of the reduced net sales level.

The Company generated $52.4 million in cash flows from operating activities during the fourth quarter, increasing the Company’s cash and cash equivalents balance to $214.2 million at December 31, 2015. The Company continues to maintain a strong balance sheet with no debt.

Reza Meshgin, Chief Executive Officer of MFLEX commented, “Our fourth quarter sales results were impacted by softness in our tablet and smartphone segments. Notwithstanding the lower than anticipated demand, we had solid operational performance and proactively controlled our costs, and achieved our sixth consecutive quarter of strong profitability. We also successfully managed our working capital, generating strong operating cash flows and growing our cash balance to $214 million, an all-time record for MFLEX.”

Non-GAAP Results

Non-GAAP net income for fourth quarter 2015 was $11.5 million, or $0.45 per diluted share, compared to non-GAAP net income of $16.3 million, or $0.66 per diluted share, in the same period of the prior year. A reconciliation of GAAP net income and net income per share to non-GAAP net income and net income per share is provided in the table at the end of this press release.

Full Year 2015 Highlights

Net sales for the full-year ended December 31, 2015 were $636.6 million, compared to $631.5 million for the full-year ended December 31, 2014. Reflecting the success of the Company’s 2014 restructuring, gross margin increased 820 basis points to 12.6 percent in 2015, supporting MFLEX’s return to profitability. 2015 net income was $45.1 million, or $1.79 per diluted share, compared to a net loss of $(59.3) million, or $(2.45) per diluted share, in 2014. 2015 results include $1.8 million of pre-tax impairment and restructuring gains, while 2014 results were impacted by $33.5 million of pre-tax impairment and restructuring charges. Non-GAAP net income for 2015 was $47.6 million, or $1.89 per diluted share, compared to non-GAAP net loss of $(21.8) million, or $(0.91) per diluted share, in 2014. A reconciliation of GAAP net income (loss) and net income (loss) per share to non-GAAP net income (loss) and net income (loss) per share is provided in the table at the end of this press release.

Acquisition by DSBJ; Cancellation of Conference Call and Webcast

In light of today’s announcement regarding the Company’s definitive merger agreement to be acquired by Suzhou Dongshan Precision Manufacturing Co., Ltd. (“DSBJ”) (SZSE: 002384), MFLEX no longer plans to provide financial guidance and has cancelled its previously announced earnings conference call and webcast. Additional details regarding the transaction can be found in the press release entitled “MFLEX Enters Into Definitive Merger Agreement To Be Acquired By Suzhou Dongshan Precision Manufacturing Co., Ltd. For $23.95 Per Share,” which is accessible on the investor relations section of the Company’s website at www.mflex.com.

About MFLEX

MFLEX (www.mflex.com) is a global provider of high-quality, technologically advanced flexible printed circuits and assemblies to the consumer electronics industry with manufacturing facilities in Suzhou, China. The Company provides a seamless, integrated end-to-end flexible printed circuit solution for customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. The Company targets its solutions within the consumer electronics market and, in particular, focuses on applications where flexible printed circuits are the enabling technology in achieving a desired size, shape, weight or functionality of an electronic device. Current applications for the Company’s products include smartphones, tablets, computer/data storage, portable bar code scanners, personal computers, wearables and other consumer electronic devices. MFLEX’s common stock is quoted on the Nasdaq Global Select Market under the symbol MFLX.

Forward-Looking Statements

This press release, and the documents to which the Company refers you in this communication, contain forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, plans, strategies, or objectives that are subject to change, and actual results may differ materially from the forward-looking statements. Without limiting the foregoing, the words “expect,” “plan”, “believe,” “seek,” estimate,” “aim,” “intend,” “anticipate,” “believe,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements may involve known and unknown risks over which the Company has no control. Those risks include, without limitation (i) the risk that the proposed transaction by DSBJ may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the proposed transaction, including the adoption of the definitive agreement by the Company’s stockholders and the receipt of certain governmental and regulatory approvals in the U.S. and in the People’s Republic of China, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement, (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business, operating results, and relationships with customers, suppliers and others, (v) risks that the proposed transaction may disrupt the Company’s current plans and business operations, (vi) potential difficulties retaining employees as a result of the proposed transaction, (vii) risks related to the diverting of management’s attention from the Company’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against the Company related to the definitive agreement or the proposed transaction. In addition, the Company’s actual performance and results may differ materially from those currently anticipated due to a number of risks including, without limitation: (i) the conditions of markets generally and the industries in which the Company operates, including recent volatility in the Company’s key industry segments, (ii) the Company’s ability to diversify its product applications, expand its customer base, and enter into new market segments as a result of the proposed transaction, and (iii) other events and factors disclosed previously and from time to time in the Company’s filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2015. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law, the Company does not undertake to update these forward-looking statements to reflect future events or circumstances.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will be filing relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail or otherwise make available the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. Company stockholders and other investors are advised to carefully read these materials (including any amendments or supplements thereto) and any other relevant documents filed with the SEC in respect of the proposed transaction when they become available, as those documents will contain important information about the proposed transaction and the parties to the proposed transaction. Company stockholders and other investors may obtain free copies of the definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), along with other documents filed by the Company with the SEC, at the SEC’s website (http://www.sec.gov) or through the investor relations section of the Company’s website (http://www.mflex.com).

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants under SEC rules in the solicitation of proxies from the Company’s stockholders in favor of the proposed transaction. Information about the Company’s directors and executive officers and their interests in the solicitation, which may, in some cases, differ from those of the Company’s stockholders generally, will be included in the proxy statement filed with the SEC in connection with the proposed transaction. Additional information about these directors and executive officers is available in the Company’s proxy statement for its 2015 Annual Meeting of

Stockholders, which was filed with the SEC on January 21, 2015, and in the Company’s Transition Report on Form 10-K, which was filed with the SEC on February 13, 2015. To the extent that holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts printed in the latest proxy statement or Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

(SUMMARY FINANCIAL INFORMATION FOLLOWS)

Multi-Fineline Electronix, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2015	2014	2015	2014
Net sales	$169,045	$210,003	$636,599	$631,484
Cost of sales	149,144	179,516	556,543	603,644

Gross profit	19,901	30,487	80,056	27,840
Operating expenses:
Research and development	1,204	1,397	5,062	5,883
Sales and marketing	3,266	4,819	14,718	17,926
General and administrative	4,848	4,675	19,837	16,753
Impairment and restructuring	51	(396)	(1,757)	33,543

Total operating expenses	9,369	10,495	37,860	74,105
Operating income (loss)	10,532	19,992	42,196	(46,265)
Other income and expense:
Interest income	457	239	1,722	1,055
Interest expense	(85)	(71)	(367)	(446)
Other income (expense), net	1,345	199	5,303	1,401

Income (loss) before income taxes	12,249	20,359	48,854	(44,255)
Provision for income taxes	(1,827)	(4,384)	(3,772)	(15,023)

Net income (loss)	$10,422	$15,975	$45,082	$(59,278)

Net income (loss) per share:
Basic	$0.43	$0.66	$1.85	$(2.45)
Diluted	$0.41	$0.65	$1.79	$(2.45)
Shares used in computing net income (loss) per share:
Basic	24,428	24,268	24,367	24,169
Diluted	25,314	24,624	25,248	24,169

Multi-Fineline Electronix, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31	December 31,
	2015	2014
Cash and cash equivalents	$214,234	$132,382
Accounts receivable, net	80,142	133,151
Inventories	56,455	65,627
Other current assets	5,664	19,200

Total current assets	356,495	350,360
Property, plant and equipment, net	131,987	164,345
Other assets	12,978	12,682

Total assets	$501,460	$527,387

Accounts payable	$106,902	$143,032
Other current liabilities	26,044	44,717

Total current liabilities	132,946	187,749
Other liabilities	7,432	11,178
Stockholders’ equity	361,082	328,460

Total liabilities and stockholders’ equity	$501,460	$527,387

Multi-Fineline Electronix, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2015	2014	2015	2014
Cash flows from operating activities
Net income (loss)	$10,422	$15,975	$45,082	$(59,278)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,213	14,741	45,536	53,300
Deferred taxes	(549)	508	(423)	8,072
Stock-based compensation expense	1,130	1,126	4,413	3,652
Income tax benefit related to stock option exercises	—	—	—	(57)
Asset impairments (recoveries)	(14)	(1,816)	(960)	16,425
Gain on disposal of equipment and assets held for sale	(99)	(264)	(929)	(777)
Changes in operating assets and liabilities	31,279	4,731	156	9,658

Net cash provided by operating activities	52,382	35,001	92,875	30,995
Cash flows from investing activities
Purchases of property and equipment	(4,563)	(4,045)	(15,186)	(16,011)
Proceeds from sale of equipment and assets held for sale	76	3,201	7,063	6,297
Change in restricted cash	—	—	520	(520)

Net cash used in investing activities	(4,487)	(844)	(7,603)	(10,234)
Cash flows from financing activities
Income tax benefit related to stock option exercises	—	—	—	57
Tax withholdings for net share settlement of equity awards	(749)	(369)	(1,683)	(907)
Proceeds from exercise of stock options	—	—	—	782
Borrowings from lines of credit	—	—	—	20,000
Repayment of borrowings under line of credit agreement	—	—	—	(20,000)
Debt issuance costs	—	—	—	(442)

Net cash used in financing activities	(749)	(369)	(1,683)	(510)
Effect of exchange rate changes on cash	(1,448)	(73)	(1,737)	244

Net change in cash	45,698	33,715	81,852	20,495
Cash and cash equivalents at beginning of period	168,536	98,667	132,382	111,887

Cash and cash equivalents at end of period	$214,234	$132,382	$214,234	$132,382

Multi-Fineline Electronix, Inc.

Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures to Comparable GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2015	2014	2015	2014
GAAP net income (loss)	$10,422	$15,975	$45,082	$(59,278)
Stock-based compensation expense	1,130	1,126	4,413	3,652
Impairment and restructuring	51	(396)	(1,757)	33,543
Valuation allowance related to restructuring	—	—	—	5,001
Income tax effect of non-GAAP adjustments	(115)	(455)	(121)	(4,704)

Non-GAAP net income (loss)	$11,488	$16,250	$47,617	$(21,786)

GAAP diluted income (loss) per share	$0.41	$0.65	$1.79	$(2.46)
Effect of stock-based compensation, net of tax on diluted income (loss) per share	0.04	0.04	0.16	0.14
Effect of impairment and restructuring, net of tax on diluted income (loss) per share	—	(0.03)	(0.06)	1.20
Effect of valuation allowance related to restructuring on diluted income (loss) per share	—	—	—	0.21

Non-GAAP diluted income (loss) per share	$0.45	$0.66	$1.89	$(0.91)

Weighted-average diluted shares used in calculating non-GAAP diluted income (loss) per share	25,314	24,624	25,248	24,169

Use of Non-GAAP Financial Information

To supplement the condensed consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP financial measures (non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share) that exclude certain charges and gains. Management excludes these items because it believes that the non-GAAP measures enhance an investor’s overall understanding of the Company’s financial performance and future prospects by being more reflective of the Company’s recurring operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP net income (loss) and diluted net income (loss) per share in calculating these non-GAAP financial measures are as follows: (a) stock-based compensation expense, (b) impairment and restructuring activities and (c) valuation allowance related to restructuring.